EXHIBIT 10.3


                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 9, 2002 between Trans-Century Resources, Inc., a Delaware corporation (the "Company"), and Mark D. Thomey ("Executive").

         1.  EMPLOYMENT.

                  (a) The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms set forth in this Agreement. This Agreement shall be for an initial term commencing on the date of the initial closing of the sale of the Company's Common Stock to the public pursuant to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on or about May ___, 2002 and ending December 31, 2003. This Agreement may be renewed for successive terms of one year each upon the mutual agreement of Executive and the Company made prior to the end of the current term.

                  (b) Executive is hereby employed to serve as the Company's Executive Vice President, Operations. Executive shall provide senior management services and shall perform such duties relating thereto as may be determined and assigned to Executive from time to time by the Company's Board of Directors, to whom Executive shall report.

                  (c) During the term of this Agreement, Executive shall devote his best efforts, knowledge and skill and shall devote substantially all of his working time and attention to the performance of his duties as aforesaid, except during such periods as Executive shall be ill, disabled, or on vacation as provided for by this Agreement.

                  (d) Executive agrees that, at the request of the Company's Board of Directors, Executive will also perform services under this Agreement on behalf of the Company for the Company's direct and indirect subsidiaries of a nature and scope comparable to the services required of Executive by this Agreement, including holding such directorships and offices of the Company's direct and indirect subsidiaries to which Executive may be appointed.

         2. PLACE OF EMPLOYMENT. Executive shall be afforded an office and support services commensurate with Executive's position as President of the Company.

         3. COMPENSATION. The Company shall initially pay Executive as compensation for services hereunder a base salary at the annualized rate of $135,000 (the "Base Salary"). Such Base Salary shall be paid periodically in accordance with the Company's payroll practices, and shall be reviewed consistent with the Company's salary review cycle but in any event no less frequently than annually. Unless otherwise specified herein, the Company shall make such deductions, withholdings and other payments from all sums payable to

Executive pursuant to this Agreement that Executive requests or that are required by law for taxes and other charges. The payment of any bonus shall be in the discretion of the Company.

         4. VACATION. Executive shall be entitled to four weeks of paid vacation during each calendar year.

         5. BENEFITS. The Company agrees that Executive shall be entitled to participate in all executive employee benefit plans and perquisites maintained or provided by the Company. In particular, and not by way of limitation of the foregoing, the Company shall (a) provide Executive with health and disability insurance commensurate with Executive's position as Executive Vice President, Operations of the Company, (b) provide Executive with life insurance, in an amount of approximately 2.5 times the annual salary, the proceeds of which shall be payable to Executive's estate or to such beneficiaries as Executive may designate (it being agreed that if this Agreement shall terminate for any reason Executive shall have the right to maintain or convert said insurance policy and to thereafter make all required payments thereon).

         6. EXPENSES. The Company shall pay for or reimburse Executive in accordance with the Company's standard policies for reimbursement of expenses incurred by its executive officers for all expenses incurred by Executive in performing Executive's services and carrying out Executive's duties pursuant to this Agreement.

         7.  TERMINATION.

                  (a) TERMINATION IN GENERAL. This Agreement may be terminated prior to the expiration of the initial term or any renewal term hereof as follows:

                           (i)  by the Company  upon a  determination  by the
Board of Directors of the Company that Cause (as defined below) exists to terminate the Agreement; or

                           (ii)  by  Executive  with  Good  Reason  (as  defined
below); or

                           (iii)  by the  Company  upon a  determination  by the
Board of Directors of Executive's
Disability (as defined below); or

                           (iv)     upon the death of Executive.

                  (b)  PAYMENTS UPON TERMINATION.

                           (i)  If  Executive  is  terminated  for  Cause,  then
Executive  shall  not be  entitled  to  receive  severance  or  other  benefits;
provided, however, the Company shall pay Executive his then Base Salary compensation, then due and payable through the date of such termination, and any unused accrued vacation through, and any unpaid reimbursable expenses outstanding as of, the date of termination.

                           (ii) If the Company terminates Executive's employment
other than for Cause or if Executive terminates his employment with Good Reason, then Executive shall be entitled to receive from the Company a lump sum severance payment in an amount equal to one year's then current Base Salary of Executive; provided, however, that if Executive terminates employment for Good Reason upon a reduction in his salary, then such severance amount shall be calculated using Executive's Base Salary prior to the salary reduction(s) triggering Good Reason. The Company shall also provide Executive with health benefits equal to and under the same terms as such benefits were provided to Executive immediately prior to termination, or pay premiums for such benefits required of Executive under COBRA, 29 U.S.C. ss. 1161, et seq. (hereinafter "Benefit Continuation"), for a period of three (3) months or until Executive receives comparable benefits from any other source, whichever occurs first. Nothing contained herein shall interfere with Executive's right to purchase continuation coverage under COBRA. Following the Company's payment of the severance payment and Benefit Continuation, Executive's rights under the Agreement shall immediately terminate; provided, however, Executive shall also be entitled to receive any unused accrued vacation and any previously earned and unpaid Base Salary, through, and any unpaid reimbursable expenses outstanding as of the date of the termination. In addition, the Company shall provide Executive with such other benefits as the Company then provides in accordance with its then effective outplacement plan to similarly situated Executives of the Company upon termination.

                           (iii) If  Executive's  employment  with  the  Company
terminates as a result of death or disability, then Executive or his beneficiaries shall not be entitled to receive severance or other benefits, except for those, if any, as may then be established and applicable under the Company's severance and benefits plans and policies existing at the time of such termination. In such case, the Company shall pay Executive or his beneficiaries any previously earned and unpaid through, Base Salary, any unused accrued vacation through, and any unpaid reimbursable expenses outstanding as of, the date of termination. Any benefits to which Executive or his beneficiaries may be entitled under any applicable plans and programs in which Executive participated as an employee of the Company, shall be determined as of the date of termination in accordance with the terms of such plans and programs.

                           (iv)  If  Executive's  employment  with  the  Company
terminates upon a Change in Control of the Company (as defined below) then Executive shall be entitled to receive from the Company a lump sum severance payment in an amount equal to two year's then current Base Salary of Executive. The Company shall also provide Executive with Benefit Continuation for a period of three (3) months or until Executive receives comparable benefits from any other source, whichever occurs first. Following the Company's payment of the severance Payment and Benefit Continuation, Executive's rights under the Agreement shall immediately terminate, provided, however, Executive shall also be entitled to receive any unused accrued vacation and any previously earned and unpaid Base Salary, through, and any unpaid reimbursable expenses outstanding as of the date of the termination. In addition, the Company shall provide Executive with such other benefits as the Company then provides in accordance with its then effective outplacement plan to similarly situated Executives of the Company upon termination.

                  (b) DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" is defined as any one or more of the following occurrences:

                           (i)  the failure of Executive to render  services to
the Company in accordance with the Company's assigned duties, as described herein, if such failure to render services to the Company remains uncured for a period of thirty (30) business days following delivery of notice by the Company to Executive identifying the basis of such failure;

                           (ii) the  conviction of Executive of a felony under
the laws of the United States or any State thereof or any similar conviction under the laws of a foreign country;

                           (iii) the commission of an act of fraud or
embezzlement;

                           (iv) the commission of an act of gross  misconduct or
gross negligence which results or might reasonably be expected to result in a loss, damage or injury to the Company;

                           (v)  any  act  by  Executive  in violation  of  the
"Business Practices Policy" or the "Employees' Outside Business Interests Policy" attached as Exhibit A and Exhibit B hereto, respectively;

                           (vi) any  material breach by Executive  of the  terms
of this Agreement or the provisions of the Company's general employment policies, which breach remains uncured for a period of thirty (30) business days following delivery of notice by the Company to Executive of such breach; provided, that, such cure period shall not be required for a breach which by its nature cannot be cured; or

                           (vii)  Executive's  commencement  of employment  with
another employer while he is an employee of the Company without the express prior written consent of the Company.

                  (c) DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, the term "Change in Control" shall mean any transaction or series of transactions which result in a person or affiliated group of people obtaining ownership or control of fifty percent or more of the voting securities of the Company or the election of a majority of the Board of Directors who were not part of the management nominated slate of directors.

                  (d) DEFINITION OF GOOD REASON. For purposes of this Agreement, the term "Good Reason" is defined as any one or more of the following occurrences that remains uncured for ten (10) business days following delivery of notice to the Company identifying the specific grounds for such "Good Reason":

                           (i)  a reduction in Executive's Base Salary of twenty
percent (20%) or more without the prior consent of Executive (other than any base salary reduction, not specifically directed at Executive, that is implemented generally with respect to similarly situated employees of the Company); or

                           (ii) a material  reduction  in  benefits  that are
otherwise offered to similarly situated employees of the Company generally (other than any material reduction in benefits that is attributable to Executive or any third party provider of benefits or any material reduction in benefits, not specifically directed at Executive, that is implemented generally with respect to similarly situated employees of the Company); or

                           (iii) a materially  adverse  reduction in Executive's
duties or responsibilities not agreed to by Executive; or

                           (iv) a relocation of Executive's  place of employment
to a location more than fifty (50) miles from Executive's place of employment prior to the relocation without the consent of Executive; provided, however that reasonable travel in the course of performing Executive's duties and responsibilities under this Agreement shall not constitute "Good Reason."

                  (e) DEFINITION OF DISABILITY. For purposes of this Agreement, the term "Disability" means the inability of Executive to perform substantially all of the duties required of Executive by this Agreement by reason of physical or mental incapacity for a period of six consecutive months, or a period of more than 270 days in the aggregate in any eighteen-month period.

         8.   COMPETITION; CONFIDENTIALITY.

                  (a) Executive shall not, directly or indirectly:

                           (i)  during the term of this Agreement  engage or be
interested, whether as owner, partner, consultant, employee, agent or otherwise, in any business, activity or enterprise which is in competition with the Company's business, or

                           (ii)  neither  during the term of this  Agreement  or
thereafter, except on behalf of the Company in the regular course of the Company's business, use, divulge, furnish or make accessible to any third person or organization any confidential or proprietary information concerning the Company or its business, except to the extent required by law, and provided that information now or hereafter in the public domain shall not be deemed confidential or proprietary information.

                  (b) Executive acknowledges that inasmuch as the Company will suffer immediate and irreparable harm in the event he breaches any of his obligations under this Agreement and inasmuch as the Company will not have an adequate remedy at law, the Company will, in addition to any other remedy available at law or in equity, be entitled to temporary, preliminary and permanent injunctive relief and a decree for specific performance of the terms and provisions of this Agreement in the event of Executive's breach or threatened or attempted breach hereof, without the necessity of showing any actual damage or posting bond or furnishing other security.

         9. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the business day following deposit of such notice with a reputable overnight courier service, or (c) sent by certified mail, return receipt requested, postage prepaid, as follows:

         9. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the business day following deposit of such notice with a reputable overnight courier service, or (c) sent by certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:

                  Chairman of the Board of Directors
                  Trans-Century Resources, Inc
                  Westpark III- Suite 200
                  8140 N. Mopac
                  Austin, TX 78759

                  If to Executive:

                  Mark D. Thomey
                  Trans-Century
                  Westpark III- Suite 200
                  8140 N. Mopac
                  Austin, TX 78759

                  Either party may change such party's address for the purpose of this Section 9 by written notice similarly given.

         10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such provision shall be construed and enforced to the extent possible as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.

         11. ENTIRE AGREEMENT. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to the subject matter hereof.

         12. ASSIGNMENT; RATIFICATION OF AGREEMENT. No right or obligation under this Agreement may be assigned or delegated by either the Company or Executive without the prior written consent of the other party, and any purported assignment or delegation of any such right or obligation without such consent shall be null and void.

         13. INDEMNIFICATION. The Company shall indemnify and defend Executive and hold Executive harmless to the maximum extent permitted by law against claims, judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees, incurred by Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of Executive's acts or omissions in the performance of his services hereunder, if Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company to procure a judgment in the Company's favor, or other than by or in the right of the Company, provided that the Company shall have no obligation to so indemnify Executive if it shall be determined by a court of competent jurisdiction that Executive's actions were violations of either of the Policies, or were felonies or illegal activities involving moral turpitude, including, without limitation, dishonesty, fraud, and other business-related crimes. The rights of Executive pursuant to this Section 13 shall be in addition to and not in derogation of any other rights of indemnification, defense, or being held harmless to which Executive may be entitled pursuant to law or otherwise.

         14. NO WAIVER. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege.

         15. AMENDMENT. This Agreement can only be amended, waived or terminated by a writing signed by both the Company and Executive.

         16. APPLICABLE LAW. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of Texas, without reference to its rules as to conflicts of law.

         17. HEADINGS. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            The Company:


                                            TRANS-CENTURY RESOURCES, INC.

                                            By:      /s/ Mary W. Patterson
                                                     ---------------------
                                            Title:   President



                                            Executive:


                                                     /s/ Mark D. Thomey
                                                     --------------------
                                                     Mark D. Thomey

                                    EXHIBIT A

                            BUSINESS PRACTICES POLICY


                                 NEED FOR POLICY

         Trans-Century Resources, Inc., maintains certain policies to guide its employees with respect to standards of conduct expected in areas where improper activities could damage the Company's reputation and otherwise result in serious adverse consequences to the Company and to employees and consultants involved. The purpose of this Policy is to affirm, in a comprehensive statement, required standards of conduct and practices with respect to certain types of payments and political contributions. Insensitivity to or disregard of the principles of this Policy will be grounds for appropriate disciplinary action.

                               STATEMENT OF POLICY

PROHIBITION OF IMPROPER PAYMENTS

         The Company expects all employees to use only legitimate practices in commercial operations. As stated below, "kickbacks" or "bribes" intended to induce or reward favorable buying decisions are unacceptable and prohibited.

         No employee of the Company acting on the Company's behalf shall, in violation of any applicable law, offer or make directly or indirectly through any other person or firm, any payment of anything of value (in the form of compensation, gift, contribution or otherwise) to any person or firm employed by or acting for or on behalf of any customer, whether private or governmental, for the purpose of inducing or rewarding any favorable action by the customer in any commercial transaction; or any governmental entity, for the purpose of inducing or rewarding action (or withholding of action) by a governmental entity in any governmental matter;

         In utilizing consultants, agents, sales representatives or other, the Company will employ only reputable, qualified individuals or firms under compensation arrangements which are reasonable in relation to the services performed.

         The provisions of this section are not intended to apply to ordinary and reasonable business entertainment or gifts not of substantial value, customary in local business relationships and not violative of law as applied in that environment. When customer organizations, governmental agencies, or others have published policies intended to provide guidance with respect to acceptance of entertainment, gifts, or other business courtesies by their employees, such policies shall be respected.

                          RESPONSIBILITY AND AUTHORITY

MANAGEMENT RESPONSIBILITY AND CONSULTATION

         Each cognizant manager is responsible for taking timely action, including remedial action as may be necessary, in response to any matter which arises under this Policy.

         The manager will be expected to seek the counsel and guidance of higher management as circumstances may require.

REPORTS

         Any employee who acquires information (for example, newspaper reports, reports from customers, or statements of individuals involved) that gives the employee reason to believe that any employee or consultant to the company is engaged in conduct forbidden by this Policy, or that any sales representative, distributor or other person or firm representing the Company in any transaction is engaged in the type of conduct (whether or not in connection with a transaction involving the Company or its products) which, if engaged in by an employee of the Company, would violate this Policy, will promptly report such information to the employee's manager.

         Any manager receiving a report as cited above will promptly report the matter to higher management and thereafter will, after appropriate investigation, take timely remedial or other action as warranted under the provisions of this Policy.

                                    EXHIBIT B

                  EMPLOYEES' OUTSIDE BUSINESS INTERESTS POLICY


                                 NEED FOR POLICY

         In order to preserve the common corporate interests in continued efficient and profitable operation and protect the Company's and its employees' reputation for integrity, a statement of policy is needed to:

          o    define  clearly  the  rights  and   responsibilities  of  Company
               employees in their direct or indirect business relationships with outside individuals, companies, and organizations;

          o establish an effective procedure for disclosure of transactions or situations in which there may be actual or potential conflicts with the Company's interests; and

          o assign responsibility and corresponding authority to determine the propriety and appropriate disposition of any case of actual or potential conflicts of interests which may be reported or otherwise disclosed.

                               STATEMENT OF POLICY

         It is the policy of Company to recognize and respect the right of its employees to engage in outside financial, business or other activities which they may deem proper and desirable provided that such outside activities are legal, do not impair or interfere with the conscientious performance of Company duties, do not involve the misuse of the Company's influence, facilities or other resources, and do not reflect discredit upon the good name and reputation of the Company.

         Accordingly, for all business relationships with outside individuals, companies, and organization and for all personal business undertakings, Company employees should:

          o act in accordance with the law, established Company standards, and their own good consciences;

          o consider the rights, interests and responsibilities of the Company, the outside individuals, companies and organizations, and themselves;

          o protect their own reputations and interests of the Company and its controlled affiliates against actual or potential conflicting interests with outside parties; and

          o avoid personal transactions or situations in which their own interests conflict or might be construed to conflict with those of the Company or any of its controlled affiliates.

         In this connection, every employee shall disclose promptly, in writing, any personal situation or transaction which is or may be in conflict with the intent of this Policy. Disclosures shall be made to immediate managers.

         A copy of this Policy shall be given to each person engaged for, or transferred to, a position in which the incumbent would influence: (1) the conduct of Company business transactions, or (2) the custody, protection or use of Company facilities, materials or other resources, including proprietary information. Each such employee shall be requested to acknowledge in writing his or her understanding of the Policy and to disclose at that time any personal situation which is or may be in conflict therewith.

                          RESPONSIBILITY AND AUTHORITY

         Responsibility,   with  commensurate  authority  for  interpreting  and
implementing the provisions of this Policy and for obtaining compliance, is placed with individual managers.

                            RESERVATIONS OF AUTHORITY

         Since acceptance by an employee of a position as an officer or director of an outside business concern may entail important legal and business risks to the Company and the individual involved, it is desirable that employees refrain from accepting such positions except where the propriety of their participation has been clearly established.

                  OUTSIDE BUSINESS IN WHICH POSITION AS OFFICER
                            OR DIRECTOR WILL BE HELD

          o Corporations or other business organizations in which service of a Company employee as an officer or director could reasonably be interpreted by others as representation of Trans-Century Resources, Inc. or could entail legal or other risks for the company: Requires approval by the Board of Directors.

          o Small local or family businesses in which service of a Company employee could not reasonably be interpreted by others as representation of Trans-Century Resources, Inc. or does not entail legal or other risks to the Company: Requires approval by cognizant company officer or manager reporting to an officer with the limitation that the approval authority must be one over one.

         The individual approving the acceptance of a position as an officer or director of an outside business concern should consider the desirability or necessity of periodic reviews to determine whether continuance of the approval is appropriate.